Exhibit 99.1

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc. Acquires Portfolio of Three Grocery Anchored Shopping Centers in North Carolina for $15.3 Million

•	Wheeler now owns 41 retail shopping centers, and the acquisitions expand its presence in North Carolina

•	Properties total 171,466 square feet, have a combined occupancy of 91%, with anchor tenants that include Food Lion and Family Dollar

Virginia Beach, VA – August 24, 2015 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers, announced today that the Company has acquired three properties located in North Carolina from a family-owned group. The Company acquired the properties on August 21, 2015 using a combination of cash and debt for a combined acquisition value of $15.3 million, or $89.38 per square foot.

Jon S. Wheeler, Chairman and Chief Executive Officer of Wheeler, stated, “We are pleased to continue to grow our asset base with the acquisition of three quality properties in a geographic region that we know very well. We always aim to buy well and manage exceptionally well. We sourced this acquisition from the seller in an off market transaction, which is another example of our great relationships within the investment brokerage community. Our acquisition team demonstrated their core expertise, as all three properties solidly fit our acquisition criteria. We believe these properties have upside potential as a result of the efforts of our experienced leasing and management teams. Each location is leased by national tenants that we have long-standing business relationships with, such as Food Lion and Family Dollar. We expect the properties to be immediately accretive to the Company’s earnings.”

“These acquisitions expand our geographic footprint in North Carolina, and we now own 41 retail properties. Wheeler is a growth oriented company, and we continue to maintain our focus on acquiring retail properties at favorable prices in the markets we target, continuously striving to increase the Company’s net operating income and move closer to profitability. We look forward to continuing to capitalize on a very robust pipeline at favorable cap rates. This acquisition represents another example of our organization’s ability to quickly deploy capital in strong, stable markets.”

Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) has acquired Cardinal Plaza located in Henderson, North Carolina.

Cardinal Plaza – North Carolina
Cardinal Plaza, a 50,000 sq. ft. grocery-anchored retail center located in Henderson, North Carolina, was built in 2000. The property is 84% leased and key tenants include Food Lion and Family Dollar. The Company purchased the property from Cardinal Plaza, LLC, an entity controlled and owned by members of the Barnett family. The acquisition value was approximately $4.4 million, or $88.00 per leasable square foot.

Location / Demographic Information
Cardinal Plaza is located approximately 40 miles north of Raleigh. The plaza connects to Raleigh via the four-lane US Highway 1, and to Durham via I-85. The Company believes that it is well positioned to benefit from the northern growth from the Raleigh Durham MSA.

Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) has acquired Franklinton Square located in Franklinton, North Carolina.

Franklinton Square – North Carolina
Franklinton Square was opened in 1999 and is a 65,336 sq. ft. grocery-anchored retail center located in Franklinton, North Carolina. The property is 88% leased and key tenants include Food Lion and Family Dollar. The Company purchased the property from Franklinton Square, LLC, an entity controlled and owned by members of the Barnett family. The acquisition value was approximately $5.0 million, or $76.87 per leasable square foot.

Location / Demographic Information
Franklinton, NC is located in eastern North Carolina, approximately 20 miles northeast of Raleigh. Franklinton has a population of approximately 2,000 people, and is located in Franklin County, which has a population of approximately 62,000. Franklin County is one of eight counties in the Raleigh-Durham MSA (1.8 million people in 2000 census).

Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) has acquired Nashville Commons located in Nashville, North Carolina.

Nashville Commons – North Carolina
Nashville Commons, built in 1998, is a 56,100 sq. ft. grocery-anchored retail center located in Nashville, North Carolina. The property is 100% leased, with Food Lion as an anchor tenant. The Company purchased the property from Nashville Commons, Square, LLC, an entity controlled and owned by members of the Barnett family. The acquisition value was approximately $5.9 million, or $105.17 per leasable square foot.

Location / Demographic Information
Nashville, NC is located in eastern North Carolina, approximately 45 miles east of Raleigh. Nashville has a population of approximately 14,788 people in 2015, and is located in Nash County, which has a population of approximately 95,000. Nashville is the county seat.

About Wheeler Real Estate Investment Trust Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-looking Statement
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company's statements regarding: (a) the Company’s continued ability to identify and acquire properties in its targeted markets at acceptable cap rates; (b) the Company’s continued ability to utilize its relationships with the investment brokerage community; (c) the Company’s continued ability to maintain its relationships with anchor tenants; and (d) the Company’s continued ability to generate positive returns on investment are forward-looking statements. There are a number of important factors that could cause the Company's results to differ from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; the Company's ability to renew or enter into new leases at favorable rates; its ability to buy or sell assets on commercially reasonable terms; its ability to complete acquisitions or dispositions of assets under contract; its ability to secure equity or debt financing on commercially acceptable terms or at all; the Company's ability to enter into definitive agreements with regard to its financing and joint venture arrangements or its failure to satisfy conditions to the completion of these arrangements and the success of its capital recycling strategy. Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT: -OR-	INVESTOR RELATIONS:

Wheeler Real Estate Investment Trust, Inc.	The Equity Group Inc.

Robin Hanisch	Terry Downs

Corporate Secretary	Associate

(757) 627-9088	(212)836-9615

robin@whlr.us	tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Capital Markets	Senior Vice-President

(757) 627-9088	(212)836-9606

lnguyen@whlr.us	aprior@equityny.com